Exhibit 99.3
GEORESOURCES, INC.
SUBSCRIPTION AGREEMENT
     1. Subscription. Subject to the terms and conditions of (a) this Subscription Agreement (this "Agreement”), (b) the Private Placement Memorandum (the “PPM”) (which includes the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on February 23, 2007 (the “Proxy Statement”)), to which this Agreement is attached as Exhibit B, and (c) the Registration Rights Agreement attached to the PPM as Exhibit C, the undersigned purchaser (the "Purchaser”) hereby irrevocably subscribes for shares of Common Stock (the “Common Stock”) of GeoResources, Inc., a Colorado corporation (the “Company”), and agrees to exchange the number of limited partnership interests with the class of Units thereof in Southern Bay Oil & Gas, L.P. (“Southern Bay”) for Common Stock as indicated on the signature page hereof and hereby tenders this Agreement, together with an assignment of his/her limited partnership interest in Southern Bay. The Purchaser agrees that this Agreement shall be irrevocable and shall survive the death or disability of the Purchaser. As set forth in the PPM, this Agreement is part of a proposed private placement by the Company to accredited investors of up a maximum of 8,263,000 shares of Common Stock which will be exchanged for all of the Southern Bay partnership interests.
     2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to and covenants with the Company as follows:
     (a) Unless otherwise expressly disclosed to the Company in writing, the Purchaser is both (i) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and set forth hereto on page Q-2 (for natural persons) and R-1 (for organizations), and (ii) a sophisticated investor who has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the stock of the Company. Furthermore, the information contained in the Purchaser’s Confidential Purchaser Questionnaire attached hereto is complete, accurate and true in all respects.
     (b) The Purchaser understands that the offer and sale of Common Stock pursuant to this Agreement is made in conjunction with the PPM, the Merger Agreement (attached to the Proxy Statement) and the terms and conditions of the First Amended and Restated Agreement of Limited Partnership of Southern Bay, dated March 14, 2005.
     (c) The Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser’s net worth, an investment in the Company will not cause such overall commitment to become excessive, and Purchaser can afford to bear the loss of the Purchaser’s entire investment in the Company.
     (d) The Purchaser has adequate means of providing for the Purchaser’s current needs and personal contingencies and has no need for liquidity in the Purchaser’s investment in the Company.

     (e) The Purchaser has, to the extent the Purchaser has deemed advisable, employed the services of the Purchaser’s professional advisors to evaluate the merits and risks of such an investment on the Purchaser’s behalf.
     (f) The Purchaser acknowledges that an investment in the Company is subject to a multitude of material risks, including those set forth under “Risk Factors” in the Proxy Statement, which is attached as Exhibit A to the PPM.
     (g) For purposes of verifying the accuracy of the information in the PPM, concerning the terms and conditions of this private placement and an investment in the Company, the Company has made available to the Purchaser the opportunity to ask questions of and receive answers from the Company and its management, and to obtain any additional information relating to the Company and the offer and sale of Common Stock to the purchasers, to the extent that that the Company possess such additional information or can acquire it without unreasonable effort or expense. The Purchaser has asked questions of, and has received answers and additional information, as the Purchaser deemed appropriate, as provided in the preceding sentence in this clause (g).
     (h) The Purchaser hereby acknowledges that the Purchaser has been advised that this offer and exchange of Common Stock for the Purchaser’s partnership interests in Southern Bay have not been registered with, or reviewed by, the Commission because the transaction is intended to be a non-public, private offering pursuant to Section 4(2) of the Securities Act and Regulation D thereunder. The Purchaser represents and warrants that the Common Stock being acquired under this Agreement is being acquired for the Purchaser’s own account, for investment purposes only and not with a view for distribution or resale to others. The Purchaser agrees that the Purchaser will not sell or otherwise transfer the securities being acquired hereby, including by way of a gift, unless they are registered under the Securities Act or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registration is available.
     (i) The Purchaser understands that no securities administrator of the federal government or any state has made any finding or determination relating to the fairness of the investment offered through this Agreement and that no securities administrator of the federal government or any state has recommended or endorsed, or will recommend or endorse, the private placement of the securities purchased hereby.
     (j) The Purchaser acknowledges that as a condition to the Company’s acceptance of this Agreement, the Purchaser must execute a counterpart signature page to the Registration Rights Agreement, which is attached to the PPM as Exhibit C, thus becoming a party to, and bound by, the Registration Rights Agreement. The Purchaser acknowledges that the Purchaser has reviewed and understands the Registration Rights Agreement.
     (k) The Purchaser has the full legal competence and capacity and right to execute, deliver and perform this Agreement and the Registration Rights Agreement, and such execution, delivery and performance will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking to which the Purchaser is a party or by which the Purchaser is bound. This Agreement and Registration Rights Agreement constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms.
     (l) The Purchaser acknowledges that no general or public solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by or made to the Purchaser with respect to the private placement of the securities purchased hereby, nor has any such general or public or general advertising been made by the Purchaser.
     (m) The decision of the Purchaser to invest in the Common Stock is solely the result of the Purchaser’s own personal decision, and the Purchaser has fully considered and assessed the legal, tax, economic and related matters concerning this investment and its suitability for the Purchaser before entering in this Agreement.
     (n) The Purchaser has been furnished and has completed and executed the attached Confidential Purchaser Questionnaire, and the information set forth therein by the Purchaser is true and correct in all respects and is incorporated by reference into this Agreement.
     3. Indemnification. The Purchaser acknowledges and understands the meaning and legal consequences of the representations, warranties, covenants and agreements in Paragraph 2 above and that the Company will rely upon such representations, warranties, covenants and agreements, and the Purchaser hereby agrees to indemnify and hold harmless the Company and its respective officers, directors, controlling persons, representatives, agents and employees, from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation, warranty, covenant or agreement made by the Purchaser as set forth in this Agreement. All representations, warranties, covenants and agreements contained in this Agreement, along with this indemnification shall survive the Company’s acceptance of this Agreement.
     4. Restrictions on Transfer. The stock certificates representing the Common Stock of the Company issued to the Purchaser will bear a legend substantially as follows:
The securities represented hereby have not been registered under the Securities Act of 1933 (the “Securities Act”) and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated unless and until registered under the Securities Act or unless the company has received an opinion of counsel satisfactory to the Company that such registration is not required.
The sale, pledge, hypothecation or transfer of the securities represented by this Certificate is subject to the terms and conditions of a that certain Registration Rights Agreement by and among the Company and certain of its stockholders. Copies of such agreement may be obtained upon written request to the Secretary of the Company.
     5. Brokers or Finders. The Purchaser represents and warrants that no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company or the Purchaser, as the case may be, for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser, or by its agents.
     6. Modification. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, charge, discharge or termination is sought.
     7. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:
     (a) if to the Purchaser, to the address set forth on the signature page of this Agreement or at such address as Purchaser has advised the Company of in writing; or
     (b) if to the Company, to
GeoResources, Inc.
Attn: President
1407 West Dakota Parkway, Suite 1-B
Williston, North Dakota 58801
or at such other address as the Company has advised the Purchaser of in writing.
     8. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns.
     9. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the matters set forth herein and there are no representations, covenants or other agreements except as stated or referred to herein.
     10. Assignability. This Agreement is not transferable or assignable by the undersigned or any successor thereto.
     11. Applicable law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without reference to the principles thereof relating to the conflict of laws.
     12. Jurisdiction and Service of Process. The parties irrevocably consent to the jurisdiction of the courts of the State of Colorado and of any federal or state court located in the county of Denver, Colorado in connection with any action or proceeding arising out of or relating to this Agreement.
     13. Attorneys Fees. In the event of a dispute regarding this Agreement that results in litigation or arbitration, the prevailing party, as determined by the finder of fact, shall be entitled to an award of reasonable attorneys fees.
     14. Counterparts. To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument. Facsimile signatures shall have the same effect as an original signature.
     15. Certification. The Purchaser certifies that the Purchaser has read this entire Agreement and the attached Confidential Purchaser Questionnaire and that every statement on the Purchaser’s part made and set forth herein and therein is true and complete.
[Reminder of this page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 20th day of March, 2007.
Amount Subscribed for: 1,888,560 shares of GeoResources, Inc. common stock in exchange for 52,832 Units of Class A Southern Bay Oil & Gas, L.P. and 533 Units of Class A Southern Bay Oil & Gas, L.P representing our interest in the General Partner plus funding our remaining capital commitment totaling $4,615,000.

Address:
/s/ Scott R. Stevens	301 S. College St. — 12th Floor

Signature of Purchaser

Scott R. Stevens, as Director of
Wachovia Capital Partners 2005, LLC	Charlotte, NC 28288-0732

Typed/Printed Name of Purchaser

Accepted as of the 17th day of April, 2007.

GEORESOURCES, INC.

By:	/s/ J.P. Vickers

Name:	J.P. Vickers

and Title:	President